Exhibit 3.1(i)(ii)
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                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                                MMC OF UTAH, INC.


     To the Secretary of State:

               Pursuant to the provisions of the Utah Revised Business Corporation Act, Section 16-10a-1006, the undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statements:

               1.   The name of the corporation is:

                              MMC OF UTAH, INC.

               2.   The text of each amendment adopted is:

               FIRST:    THE NAME OF THIS CORPORATION IS:

                              CHECK MART OF UTAH, INC.

               3. The amendment to the Articles of Incorporation was duly adopted on January 30, 1995 by the SOLE SHAREHOLDER of the corporation in accordance with the provisions of Sections 16-10a-1001 and 16-10a-1003 of the Utah Revised Business Corporation Act;

               4. The number of shares of the corporation outstanding at the time of such adoption was ONE HUNDRED and the number of shares entitles to vote thereon was ONE HUNDRED; and

               5. The number of shares voting for such amendment was ONE HUNDRED and the number of shares voting against such amendment was ZERO.


     Dated:  January 30, 1995.


                                   MMC OF UTAH, INC.


                                   /s/ Donald Gayhardt
                                   ----------------------------------------
                                   Donald Gayhardt, Secretary






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